Exhibit 99.1 For Immediate Release U.S. Concrete Announces Retirement of William J. Sandbrook as Chief Executive Officer and Succession of Ronnie Pruitt as Chief Executive Officer - Transition follows last year’s promotion of Ronnie Pruitt to President - EULESS, Texas, February 13, 2020 — U.S. Concrete, Inc. (NASDAQ:USCR) (“U.S. Concrete” or the “Company”), today announced that William J. Sandbrook has notified the Company’s Board of Directors of his decision to retire as Chief Executive Officer effective April 3, 2020. Mr. Sandbrook will continue to serve as the Company’s Chairman of the Board until the Company’s annual meeting of stockholders in May 2020. Mr. Sandbrook will stand for reelection as a director at the annual meeting. To ensure an orderly transition of his duties, Mr. Sandbrook will provide consulting services to the Company pursuant to a one-year consulting agreement, which may be extended by mutual agreement. The Company also announced that Ronnie Pruitt, the Company’s President and Chief Operating Officer, has been named Chief Executive Officer and President effective as of April 3, 2020. “After 17 years in the military and 28 years in the heavy construction materials industry and in conjunction with a robust succession plan, I believe it is an opportune time for me to turn over the CEO duties to Ronnie,” said U.S. Concrete Chairman and CEO, William J. Sandbrook. “Ronnie is well prepared to lead the Company into our next phase of growth through his many years of industry experience. I am committed to working with him and the Company as a strategic advisor and Board member to ensure a smooth transition and continuation of our enhanced vertical integration strategy. I want to thank the Board of Directors for their tremendous support, insight and encouragement over the past nine years. Together with a fantastic group of leaders and employees, we have dramatically transformed the Company in the eyes of our customers, industry peers, and the investor community at large. I am humbled to have been part of this journey.” Mr. Sandbrook joined U.S. Concrete in August 2011 as President and Chief Executive Officer. He has served as a member of the Board of Directors since he joined the Company and served as the Company’s Chairman since May 2018. U.S. Concrete’s Lead Director Michael D. Lundin stated, “On behalf of the Board of Directors, I want to thank Bill for his significant contributions to and leadership of U.S. Concrete for the last nine years. Under his leadership, the Company evolved from a

Exhibit 99.1 predominantly ready-mixed focused company with limited geographic footprint to a much larger company with a focus on aggregates and vertically integrated ready-mixed operations with meaningful footprints in major metropolitan areas in the United States and a large aggregates quarry in Canada servicing our West Coast operations. The Company’s culture is strong and reflects Bill’s pursuit of excellence and passion for the business. Bill has developed an outstanding senior leadership team to support the Company and Ronnie in his new role as Chief Executive Officer and we are excited about the future of the Company going forward.” Mr. Pruitt stated, “I want to express my gratitude to Bill who is responsible for bringing me to U.S. Concrete as well as preparing me to lead this Company during our next phase of growth and improvement. I also want to thank the hard-working men and women of U.S. Concrete for believing in the Company and working hard to deliver, manufacture, and provide quality construction materials. I am passionate about this Company, the strength of our existing assets and our ability to serve the markets we are currently in, as well as those we plan to grow in the future. I truly look forward to this opportunity and will always appreciate the foundation that Bill built.” About U.S. Concrete U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of concrete and aggregates for large-scale commercial, residential and infrastructure projects in high-growth markets across the country. The Company holds leading market positions in New York, Philadelphia, San Francisco, Dallas-Fort Worth and Washington, D.C., and its materials have been used in some of the most complex and highly specialized construction projects of the last decade. U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in our target markets. For more information on U.S. Concrete, visit the “About Us” section of our website - www.us-concrete.com/about-us. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various forward-looking statements and information that are based on management's beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the expansion of the business; the opportunities and results of our acquisitions; the prospects for growth in new and existing markets; encouraging nature of volume and pricing increases; the business levels of our existing markets; ready- mixed concrete backlog; ability to maintain our cost structure and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; results of litigation; and general risks related to the industry and markets in which U.S. Concrete operates. Should

Exhibit 99.1 one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2018. Source: USCR-G # # # Company Contact Information: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com Media Contact: Media@us-concrete.com